Exhibit 99.1

Multi-Color Declares First Quarterly Dividend

Cincinnati, OH—February 1, 2005—Multi-Color Corporation (NASDAQ:LABL), announced today that its Board of Directors has declared the Company’s first quarterly cash dividend, a payment of five cents per common share, payable March 1, 2005, to shareholders of record at the close of business on February 15, 2005.

Frank Gerace, President and CEO of Multi-Color, said that the initiation of dividend payments demonstrates Multi-Color’s strong cash flow and management’s confidence in higher operating results in fiscal 2006.

“Since Multi-Color became a public company in 1987, we have focused our resources on creating profitable growth through a combination of internal investment and strategic acquisitions,” Gerace said. “Our shareholders have been rewarded for that growth through appreciation in the price of Multi-Color shares over the years. We believe that Multi-Color can respond to our shareholders’ desire for a current return in the form of dividends, while continuing to achieve our growth objectives.”

Multi-Color recently amended the credit facility with its lending group to increase the acquisition line of credit and to permit the payment of up to $1.5 million in dividends per year. Dividend payments would total approximately $1.3 million per year if declared at the five-cent quarterly rate, based on the common shares currently outstanding of approximately 6.3 million.

About Multi-Color (http://www.multicolorcorp.com)

Cincinnati, Ohio based Multi-Color Corporation is a premier global resource of cost-effective and innovative decorating solutions and packaging services to consumer product and food and beverage companies, national retailers and container manufacturers worldwide. Multi-Color is the world’s largest producer of both in-mold labels (IMLs) and heat transfer labels (HTLs), and a major manufacturer of high-end glue-applied and pressure sensitive labels and shrink sleeves. The Company’s Packaging Services Division, Quick Pak, is a leading provider of promotional packaging, assembly and fulfillment services. Multi-Color has nine manufacturing locations in the United States. Its products are shipped to more than 250 customers in the U.S., Canada, Mexico, Central and South America, and Asia.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future action which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to integrate acquisitions; the success of its significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms and development of capital; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, and other factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Dawn H. Bertsche

Chief Financial Officer

Multi-Color Corporation

(513) 345-1108

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